As filed with the Securities and Exchange Commission
                               on October 1, 2002
                         Registration No. _____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               SHOP AT HOME, INC.
             (Exact name of registrant as specified in its charter)


Tennessee                                                   62-1282758
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                           5388 Hickory Hollow Parkway
                           Nashville, Tennessee 37013
               (Address of Principal Executive Office) (Zip Code)

               SHOP AT HOME, INC. 1999 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

 George J. Phillips, EVP and General Counsel    Copy to: C. Michael Norton, Esq.
 Shop At Home, Inc.                             Bone McAllester Norton PLLC
 5388 Hickory Hollow Parkway                    2525 West End Avenue, 4th Floor
 Antioch, Tennessee 37013                       Nashville, Tennessee 37203
 (615) 263-8000                                 (615) 986-2159
 (Name, address and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE
                                                      Proposed               Proposed
       Title of                                        maximum                maximum
      securities                Amount                 offering              aggregate              Amount of
         to be                   to be                  price                offering             registration
      registered              registered            per share(1)               Price                   fee

Common Stock
$.0025 par value               3,000,000               $2.275               $6,825,000               $627.90

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457.

Pursuant to General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8, File No. 333-34680 are incorporated herein by reference. This Registration Statement covers 3,000,000 additional shares of Common Stock that are issuable under the Shop At Home, Inc. 1999 Employee Stock Option Plan.






                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference the following documents in this Registration Statement:


A. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with the Securities and Exchange Commission on September 6, 2002;

B. The Registrant's Current Report on Form 8-K, filed with the Commission on August 8, 2002;

C. The Registrant's Current Report on Form 8-K, filed with the Commission on September 9, 2002; and

D. The description of the Common Stock, $.0025 par value, of the Registrant contained in a registration statement on Form 8-A filed with the Commission on February 22, 1995, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which registers all securities then remaining unsold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

See Index to Exhibits which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on October 1, 2002.

SHOP AT HOME, INC.

By /S/ Frank A. Woods
Co-Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank A. Woods and George J. Phillips, and each of them, with the power to act without the other, his or her true and lawful attorney-in-facts and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys- in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                TITLE                                  DATE
/S/ FRANK A. WOODS       Co-Chief Executive Officer
 Frank A. Woods          (Principal Executive Officer), and
                         Director                              October 1, 2002

/S/ GEORGE DITOMASSI     Co-Chief Executive Officer
George Ditomassi         (Principal Executive Officer) and
                         Director                              October 1, 2002

/S/ARTHUR D. TEK         Executive Vice President and Chief
Arthur D. Tek            Financial Officer (Principal
                         Financial Officer)                    October 1, 2002

/S/ R. STEVEN CHADWELL   Vice President of Finance
Steven Chadwell          Principal Accounting Officer)         October 1, 2002

/S/ J.D. CLINTON
J.D. Clinton             Chairman of the Board of Directors    October 1, 2002

/S/ A.E. JOLLEY
A.E. Jolley              Director                              October 1, 2002

/S/ JOSEPH I. OVERHOLT
Joseph I. Overholt       Director                              October 1, 2002

/S/ DON C. STANSBERRY JR.
Don C. Stansberry Jr.    Director                              October 1, 2002

/S/ CHARLES W. BONE
Charles W. Bone          Director                              October 1, 2002

EXHIBIT INDEX

4.8     Shop At Home, Inc. Amended and Restated 1999 Stock Option Plan.

5       Opinion of Bone McAllester Norton PLLC as to legality

23.1    Consent of Bone McAllester Norton PLLC (included as a part of Exhibit 5)

23.2    Consent of Deloitte & Touche LLP, Independent Auditors

23.3    Consent of  PricewaterhouseCoopers LLP, Independent Accountants

24      Power of attorney (included with signatures)

EXHIBIT 4.8


                               SHOP AT HOME, INC.
                              AMENDED AND RESTATED
                             1999 STOCK OPTION PLAN


         1. Purpose. The purpose of the Shop At Home, Inc. 1999 Stock Option Plan is to promote the interests of the Company by affording an incentive to directors and key employees to continue their service to the Company and its Subsidiaries and to use their best efforts on its behalf; and further to aid the Company and its Subsidiaries in attracting, maintaining, and developing capable personnel of a caliber required to ensure the continued success of the Company and its Subsidiaries by having the means to offer to such persons an opportunity to acquire or increase their proprietary interest in the Company through the granting of incentive stock options and nonstatutory stock options to purchase the Company's stock pursuant to the terms of the Plan.

         2.       Definitions.

A. "Board" means the Company's Board of Directors.


B. "Change in Control" means such facts and circumstances as the Board or the Committee may designate from time to time as constituting a change in control of the Company, and in the absence of such designations, the term shall mean: (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person that is not controlled by the Company, (b) the approval by the Company shareholders of any plan or proposal for the liquidation or dissolution of the Company, or (c) a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a change in control shall be deemed to have occurred at such time as (i) any Person becomes after the date this Plan is approved or ratified by the Company's shareholders the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 30% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors unless the Board shall have expressly approved the transaction or acquisition that resulted in such Person becoming the beneficial owner of such voting power, or (ii) individuals who constitute the board of directors of the Company on the date this Plan is approved or ratified by the Company's shareholders cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising or deemed pursuant hereto to comprise the Board on the date this Plan is approved or ratified by the Company's shareholders (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be, for purposes of this clause (ii) considered as though such person were a member of the Board on the date this Plan is approved or ratified by the Company's shareholders.

C. "Code" means the Internal Revenue Code of 1986, as amended.

D. "Committee" means the committee appointed by the Board to administer the Plan pursuant to Section 4.

E. "Common Stock" means the Company's $.0025 par value common stock or the Common Stock or securities of a Successor that have been substituted therefore pursuant to Section 9.

F. "Company" means Shop At Home, Inc., with its principal place of business at 5388 Hickory Hollow Parkway, Antioch, Tennessee 37013.

G. "Disability" means, as defined by and to be construed in accordance with Code Section 22(e)(3), any medically determinable physical or mental impairment that is expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and that renders Optionee unable to engage in any substantial gainful activity. An Optionee shall not be considered to have a Disability unless Optionee furnishes proof of the existence thereof in such form and manner, and at such time, as the Board or the Committee may require.

H. "ISO" means an option to purchase Common Stock that at the time the option is granted qualifies as an incentive stock option within the meaning of Code Section 422.

I. "NSO" means a nonstatutory stock option to purchase Common Stock that at the time the option is granted does not qualify as an ISO.

J. "Option Price" means the price to be paid for Common Stock upon the exercise of an option, in accordance with Section 7.E.

K. "Optionee" means a director or key employee to whom an option has been granted under the Plan.

L. "Optionee's Representative" means the personal representative of Optionee's estate, and after final settlement of Optionee's estate, the successor or successors entitled thereto by law.

M. "Plan" means the Shop At Home, Inc. 1999 Stock Option Plan, as set forth herein, and as amended from time to time.

N. "Subsidiary" means any "subsidiary corporation" that at the time an option is granted qualifies as a subsidiary of the Company as defined by Code
Section 424(f).

O. "Successor" means the entity surviving a Change in Control.

P. "Ten Percent Shareholder" means an employee (including an employee director) who, at the time an option is granted, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or Subsidiary employing Optionee or of its parent (within the meaning of Code Section 424(e)) or subsidiary (within the meaning of Code Section 424(f)) corporation.

         3.       Shares Subject to Plan.

                  A. Authorized Unissued or Treasury Shares. Subject to Section 9, shares to be delivered upon exercise of options shall be made available, at the discretion of the Board, from the authorized unissued shares of Common Stock.

                  B. Aggregate Number of Shares. Subject to adjustments and substitutions made pursuant to Section 9, the aggregate number of shares that may be issued upon exercise of all options that may be granted under the Plan shall not exceed six million (6,000,000) of the Company`s authorized shares of Common Stock.

                  C. Shares Subject to Expired Options. Shares of Common Stock subject to, but not delivered under, an option that expires or terminates for any reason without having been fully exercised shall be available for any lawful corporate purpose, including for transfer pursuant to other options granted to the same director or key employee or other directors or key employees without decreasing the aggregate number of shares of Common Stock that may be granted under the Plan.

         4. Administration. The Plan shall be administered by the full Board or Board committee consisting solely of two (2) or more non-employee directors, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended from time to time. The Board or the Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the Company's best interest.

         5. Grant of Options. Subject to the terms and conditions of the Plan, the Board or the Committee shall have jurisdiction and discretion to: [i] select the directors and key employees to whom options are awarded; [ii] authorize the award of ISOs, NSOs or a combination of ISOs and NSOs, which may, in the Board's or the Committee's discretion, be performance-based options; [iii] determine the number of shares of Common Stock subject to each option; [iv] determine the time(s) when options will be granted, the manner in which each option is exercisable, and the duration of the exercise period; [v] determine the terms and conditions of performance-based options; [vi] fix other provisions of the option agreement that it deems necessary or desirable consistent with the terms of the Plan; and [vii] determine all other questions relating to the administration of the Plan. Any decision made, or action taken by the Board or the Committee in connection with the administration of the Plan, and the interpretation of any provision of the Plan by the Board or the Committee shall be final, conclusive, and binding upon all persons and the officers of the Company shall place into effect and shall cause the Company to perform its obligations under the Plan in accordance with the determinations of the Board or the Committee in administering the Plan. Notwithstanding the foregoing, no employee shall be eligible to be granted Options covering more than 750,000 shares of common stock during any fiscal year of the Company.

         6. Eligibility. Directors and key employees of the Company and its Subsidiaries, including officers and directors, shall be eligible to receive options under the Plan; provided that no director or other person who is not also an employee of the Company or a Subsidiary shall be eligible to receive an ISO. Directors and key employees to whom options may be granted will be those selected by the Board or the Committee from time to time who, in the sole discretion of the Board or the Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company and its Subsidiaries.

         7. Terms and Conditions of Options. Each option granted under the Plan shall be evidenced by an option agreement signed by Optionee and approved by the Board or the Committee on the Company's behalf. An option agreement shall constitute a binding contract between the Company and Optionee, and every Optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of the Plan and of the option agreement. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions that are not inconsistent with the Plan as the Board or the Committee deems appropriate.

                  A. $100,000 ISO Limitation. The aggregate fair market value (determined as of the option grant date) of the stock for which ISOs will first become exercisable by an Optionee in any calendar year under all ISO plans of Optionee's employer corporation and its parent corporation and Subsidiaries shall not exceed One Hundred Thousand Dollars ($100,000.00). Options granted in excess of this limitation shall constitute NSOs.

                  B. Option Period. Subject to Section 7.F, each option agreement shall specify the period during which the option is exercisable and shall provide for expiration of the option at the end of such period. The Board or the Committee may extend the period except that no extension shall be made without Optionee's consent if the extension would disqualify the option as an ISO.

                  C. Option Vesting. Each option agreement shall specify the time(s) during the option period that the option vests and becomes exercisable. The option agreement may provide for vesting and exercise of the option in installments.

                  D. Acceleration of Option Vesting.

                           [1] Change in Control. The Board or the Committee may provide in the option agreement for the exercise dates of outstanding options to accelerate and be fully or partially exercisable on or after the date of a Change in Control.

                           [2] Death or Disability. The Board or the Committee may provide in the option agreement for the exercise dates of outstanding options to accelerate and be fully or partially exercisable upon termination of Optionee's employment due to death and/or Disability.

                  E. Option Price. The Option Price per share of Common Stock shall be determined by the Board or the Committee at the time an option is granted, provided that the Option Price for an ISO shall be not less than fair market value at the time of grant (one hundred ten percent (110%) of the fair market value at the time of grant in the case of an ISO granted to a Ten Percent Shareholder). The Option Price shall be subject to adjustments in accordance with Section 9. The fair market value of Common Stock on any given measurement date shall be the closing bid price of the Common Stock in the over-the-counter market on the measurement date (or if there was no sale of the Common Stock on that date, on the immediately preceding date on which there was a sale of the Common Stock), as reported by the National Association of Securities Dealers Automated Quotation System.

                  F. Option Expiration. An option shall cease to be exercisable upon expiration. Each option agreement shall specify the expiration date for the option. Notwithstanding the foregoing, the option agreement may not provide for an ISO to expire more than ten (10) years after the date of grant (five (5) years in the case of an ISO granted to a Ten Percent Shareholder). Upon Optionee's death, Optionee may exercise options, to the extent exercisable on the date of Optionee's death, by Optionee's Representative at any time before expiration of the option.

                  G. Leaves of Absence. The Board or the Committee may, in its discretion, treat all or any portion of any period during which an Optionee is on military or on an approved leave of absence from the Company or a Subsidiary as a period of employment of the Optionee by the Company or Subsidiary for purposes of accrual of rights under the Plan. Notwithstanding the foregoing, in the case of an ISO, if a leave of absence exceeds ninety (90) days and reemployment is not guaranteed by contract or statute, Optionee's employment by the Company or a Subsidiary shall be deemed to have terminated on the 91st day of the leave.

                  H. Payment of Option Price. Each option shall provide that the Option Price shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Board or the Committee deems appropriate, including, but not limited to, Common Stock already owned by Optionee having a total fair market value, as determined by the Board or the Committee, equal to the Option Price, or a combination of cash and Common Stock having a total fair market value, as determined by the Board or the Committee, equal to the Option Price.

                  I. Manner of Exercise. To exercise an option, Optionee shall deliver to the Company, or in the case of a cashless exercise, to a broker-dealer in the Common Stock with the original copy to the Company, the following: [i] advance written notice specifying the number of shares as to which the option is being exercised and, if determined by counsel for the Company to be necessary, representing that such shares are being acquired for investment purposes only and not for purpose of resale or distribution; and [ii] payment by Optionee, or the broker-dealer, for such shares in cash, or if the Board or the Committee in its discretion agrees to so accept, by delivery to the Company of other Common Stock owned by Optionee, or in some combination of cash and such Common Stock acceptable to the Board or the Committee. As soon as administratively practicable after receipt of written notice of exercise, and provided that all conditions precedent contained in the Plan are satisfied, the Company shall, without transfer or issuance tax or other incidental expenses to Optionee, deliver to Optionee, at the offices of the Company, a certificate or certificates for the Common Stock. If Optionee fails to accept delivery of the Common Stock, Optionee's right to exercise the applicable portion of the option shall terminate. If payment of the Option Price is made in Common Stock, the value of the Common Stock used for payment of the Option Price shall be the fair market value of the Common Stock, determined in accordance with Section 7.E, on the business day preceding the day written notice of exercise is delivered to the Company. Subject to the terms and conditions of any applicable option agreement, any option granted under the Plan may be exercised in whole or in part in installments at such time or times as the Board or the Committee may prescribe in the applicable option agreement.

                  J. Exercises Causing Loss of Compensation Deduction. No part of an option may be exercised to the extent the exercise would cause Optionee to have compensation from the Company and its affiliated companies for any year in excess of $1 million and that is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m). Any option not exercisable because of this limitation shall continue to be exercisable in any subsequent year in which the exercise would not cause the loss of the Company's or its affiliated companies' compensation tax deduction, provided that an ISO may not be exercised later than ten (10) years from the date of grant or five (5) years in the case of a Ten Percent Shareholder, and further provided the option otherwise complies with the terms and conditions of the Plan and option agreement. This section shall not limit the exercise of an option in the event of a Change in Control to the extent provided by the Board or the Committee in the option agreement

                  K. Investment Representation. Each option agreement may provide that, upon demand by the Board, the Committee, Optionee or Optionee's Representative shall deliver to the Board or the Committee at the time of exercise of an option or portion thereof a written representation that the shares are being acquired for investment and not for resale or distribution. Delivery of the representation, if required by the Board or the Committee, shall be a condition precedent to the right of Optionee or Optionee's Representative to exercise the option.

                  L. ISOs. Each option agreement that provides for the grant of an ISO shall contain such terms and provisions as the Board or the Committee deems necessary or desirable to qualify the option as an ISO within the meaning of Code Section 422.

                  M. Transferability of Options. Options granted under the Plan may not be transferred by the Optionee except by will or the laws of descent and distribution, and may be exercised only by the Optionee during the Optionee's lifetime.

                  N. No Rights as Shareholder. No Optionee or Optionee's Representative shall have any rights as a shareholder with respect to Common Stock subject to an option before the date of transfer to the Optionee of a certificate or certificates for such shares.

                  O. No Rights to Continued Employment. Neither the Plan nor any option granted under the Plan shall confer upon any Optionee any right with respect to continuance of employment by the Company or any Subsidiary, or shall it interfere in any way with the right of the Company or any Subsidiary to terminate the Optionee's employment.

         8. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of options, and the obligation of the Company to sell and deliver Common Stock under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Common Stock before [i] the listing of the Common Stock on any stock exchange or over-the-counter market on which the Common Stock may then be listed and [ii] the completion of any registration or qualification of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable. To the extent the Company meets the then applicable requirements for the use thereof and to the extent the Company may do so without undue cost or expense, and subject to the determination by the Board or the Committee that such action is in the Company's best interest, the Company intends to register the issuance and sale of such Common Stock by the Company under federal and applicable state securities laws using a Form S-8 registration statement under the Securities Act of 1933, as amended, or such successor form as shall then be available.

         9.  Capital Adjustments Affecting Stock, Mergers and Consolidations.

                  A. Capital Adjustments. In the event of a capital adjustment in the Common Stock resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of Common Stock subject to the Plan and the number of shares under option shall be automatically adjusted to take into account such capital adjustment. The price of any share under option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of the option.

                  B. Mergers and Consolidations. In the event the Company merges or consolidates with another entity, or all or a substantial portion of the Company's assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by a Successor, the kind of shares that shall be subject to the Plan and to each outstanding option shall, automatically by virtue of such merger, consolidation or acquisition, be converted into and replaced by shares of stock of the Successor having rights and preferences no less favorable than the Common Stock, and the number of shares subject to the option and the purchase price per share upon exercise of the option shall be correspondingly adjusted, so that, by virtue of such merger, consolidation or acquisition, each Optionee shall have the right to purchase [i] that number of shares of stock of the Successor that have a value equal, as of the date of such merger, conversion or acquisition, to the value, as of the date of such merger, conversion or acquisition, of the shares of Common Stock of the Company theretofore subject to Optionee's option, [ii] for a purchase price per share that, when multiplied by the number of shares of stock of the Successor subject to the option, equal the aggregate exercise price at which Optionee could have acquired all of the shares of Common Stock of the Company theretofore optioned to Optionee.

                  C. No Effect on Company's Rights. The granting of an option pursuant to the Plan shall not affect in any way the right and power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

         10. Amendment, Suspension, or Termination. The Board shall have the right, at any time, to amend, suspend or terminate the Plan in any respect that it may deem to be in the best interests of the Company, except that no amendment shall be made without approval by shareholders of the Company holding not less than a majority of the votes represented and entitled to be voted at a duly held meeting of the Company's shareholders that would: [i] change the aggregate number of shares of Common Stock which may be delivered under the Plan, except as provided in Section 9; or [ii] change the employees or class of employees eligible to receive ISOs; or [iii] require shareholder approval under applicable federal or state laws.

         11. Effective Date, Term and Approval. The effective date of the Plan shall be July 21, 1999 (the date of Board adoption of the Plan), subject to approval by shareholders of the Company holding not less than a majority of the shares present and voting at its 1999 Annual Shareholder Meeting. The Plan shall terminate ten (10) years after the effective date of the Plan and no options may be granted under the Plan after such time, but any option granted prior thereto may be exercised in accordance with its terms.

         12. Severability. The invalidity or unenforceability of any provision of the Plan or option agreement under the Plan shall not affect the validity and enforceability of the remaining provisions of the Plan and the option agreement, and the invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Plan and the options granted hereunder.

         13. Governing Law. The Plan shall be governed by the laws of the State of Tennessee.

EXHIBIT 5

BONE McALLESTER NORTON PLLC Suntrust Center 424 Church Street, Suite 900 Nashville, Tennessee 37219
(615) 238-6300
FAX 615-238-5057

October 1, 2002

Shop At Home, Inc.
5388 Hickory Hollow Parkway
Antioch, Tennessee 37013

Re: Registration Statement on Form S-8

Gentlemen:

We refer to the Registration Statement (the "Registration Statement") on Form S-8, filed today by Shop At Home, Inc. (the "Company"), with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 an aggregate of 3,000,000 additional shares (the "Shares") of the Common Stock, par value $.0025 per share, of the Company being offered to certain employees of the Company pursuant to the Company's 1999 Stock Option Plan (the "Plan").

In connection with the foregoing registration, we have acted as counsel for the Company and have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, and representatives of the Company, and other documents as we deemed necessary to deliver the opinion expressed below.

Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares will be, when and if issued in accordance with the Plan, duly authorized, validly issued, and fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

Sincerely,


/s/ Bone McAllester Norton PLLC

Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Shop At Home, Inc. on Form S-8 of our report dated August 16, 2002, appearing in the Annual Report on Form 10-K of Shop At Home, Inc. for the year ended June 30, 2002.


/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
October 1, 2002

Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Shop At Home, Inc. of our report dated September 12, 2001 relating to the financial statements and financial statement schedules of Shop At Home, Inc., which appears in the Annual Report on Form 10-K as of June 30, 2001 and for the years ended June 30, 2001 and 2000.

/s/ PricewaterhouseCoopers LLP

Knoxville, Tennessee
October 1, 2002